Exhibit 99.1

    Cornerstone Bancshares, Inc. Announces 1st Quarter 2004 Financial Results
                                 April 15, 2004

    HIXSON, Tenn., April 15 /PRNewswire-FirstCall/ -- The first quarter of 2004 started out much like 2003 with strong loan growth as actual loans grew $12 million or 7.7%. Another area of exceptional growth was the Bank's actual demand deposit accounts, which grew $5.0 million or 22.5% during the first quarter. These two areas are important to the overall profitability of the Company and their strong growth bodes well for the remainder of 2004. The Corporation earned $523 thousand for the first quarter of 2004, a 30% increase over the same time period in 2003. The Bank has been able to reach out and attract business customers who need the high level of expertise available at Cornerstone, especially in asset-based lending and Small Business Administration loan origination. The Bank was able to build on this strength by adding two more relationship managers with a high level of experience in business consulting and should help continue the above average peer asset growth rate the Bank has enjoyed the last two years. Other objectives for 2004, include the opening of our fifth branch in Ooltewah, Tennessee in May, renovating the East Ridge branch to give it additional drive thru capability, and finally locating and purchasing the property for the Bank's sixth branch location.
    The asset quality remained at the superior level during the first quarter of 2004 as non-performing loans as a percentage of average total loans remained at .02%. The Bank experienced normal charge off level for the quarter but was able to recover the majority of the charge off which is unusual and allowed the Bank to fund the exceptional loan growth with a very normal provision and keep the allowance at a 1.25% level.
    Cornerstone Bancshares, Inc. (OTC Bulletin Board: CSBQ) 1st quarter 2004 earnings of $523 thousand represents an 30.1% increase over the 1st quarter in 2003 earnings of $402 thousand. Earnings per share for the 1st quarter 2004 was $0.42 compared to $0.33 per share for the 1st quarter of 2003.
Cornerstone is confident this earnings growth will continue throughout 2004 and anticipate earnings per share to grow to $1.88 a share an increase of 24% over 2003.
    Cornerstone Bancshares, Inc. is a one-bank holding company serving the Chattanooga, Tennessee MSA with 4 branches and $207 million in assets specializing in business financial services.


    CORNERSTONE BANCSHARES, INC.
    Selected Financial Information
    as of March 31, 2004
    (in thousands)
                                                   Three Months
                                                   Ending Mar 31        %
       EARNINGS SUMMARY                          2004         2003   Change
    Interest income                            $3,078       $2,640    16.6%
    Interest expense                              808          812    -0.5%
    Net interest income                         2,270        1,828    24.2%
    Provision for loan loss                       160          105    52.4%
    Net interest income after provision         2,110        1,723    22.5%
    Noninterest income                            348          286    21.5%
    Noninterest expense                         1,604        1,354    18.5%
    Pretax income                                 854          655    30.3%
    Income taxes                                  331          253    30.6%
    Net income                                   $523         $402    30.1%

    Earnings per common share                   $0.42        $0.33
    Weighted average common shares
       outstanding                          1,243,464    1,233,167


    CORNERSTONE BANCSHARES, INC.
    Selected Financial Information
    as of March 31, 2004
    (in thousands)
                                                    Year-to-Date
                                                    Ending Mar 31      %
      EARNINGS SUMMARY                           2004         2003   Change
    Interest income                            $3,078       $2,640    16.6%
    Interest expense                              808          812    -0.5%
    Net interest income                         2,270        1,828    24.2%
    Provision for loan loss                       160          105    52.4%
    Net interest income after provision         2,110        1,723    22.5%
    Noninterest income                            348          286    21.5%
    Noninterest expense                         1,604        1,354    18.5%
    Pretax income                                 854          655    30.3%
    Income taxes                                  331          253    30.6%
    Net income                                   $523         $402    30.1%

    Earnings per common share                   $0.42        $0.33
    Weighted average common shares
       outstanding                          1,243,464    1,233,167


                            Three Months               Year-to-Date
      AVERAGE BALANCE      Ending Mar 31       %       Ending Mar 31     %
       SHEET SUMMARY       2004      2003    Change   2004      2003   Change
    Loans, net of
     unearned income     $162,773  $127,171  28.0%  $162,773  $127,171  28.0%
    Investment
     securities            25,409    26,727  -4.9%    25,409    26,727  -4.9%
    Earning assets        188,182   153,898  22.3%   188,182   153,898  22.3%
    Total assets          200,440   164,807  21.6%   200,440   164,807  21.6%
    Noninterest bearing
     deposits              21,898    16,486  32.8%    21,898    16,486  32.8%
    Interest bearing
     transaction deposits  55,680    44,209  25.9%    55,680    44,209  25.9%
    Certificates of
     deposit               79,607    71,567  11.2%    79,607    71,567  11.2%
    Total deposits        157,185   132,262  18.8%   157,185   132,262  18.8%
    Other interest bearing
     liabilities           24,629    16,097  53.0%    24,629    16,097  53.0%
    Shareholder's equity   17,284    15,383  12.4%    17,284    15,383  12.4%


                                            Three Months      Year-to-Date
                                            Ending Mar 31     Ending Mar 31
      SELECTED RATIOS                       2004     2003     2004     2003

    Average equity to average assets        8.62%    9.33%    8.62%    9.33%
    Average net loans to average
     total assets                          81.21%   77.16%   81.21%   77.16%
    Return on average assets                1.04%    0.98%    1.04%    0.98%
    Return on average total equity         12.11%   10.45%   12.11%   10.45%
    Actual Book value per common share     $14.04   $12.57

SOURCE  Cornerstone Bancshares, Inc.
    -0-                             04/15/2004
    /CONTACT: Frank Hughes, President & Treasurer of Cornerstone Bancshares, Inc., +1-423-385-3009, or fax, +1-423-385-3100/
    CSBQ)

CO:  Cornerstone Bancshares, Inc.
ST:  Tennessee
IN:  FIN OTC
SU:  ERN